Exhibit 99.11
VP, Product Dev. & Quality Assurance Product Development & Process Simplification Bob Doyle

Process Simplification Objective: Create recipes and processes that can be consistently executed at all CBOCS stores and will deliver the target quality food to our guests

Process Simplification Process Review each product for opportunities to transfer production steps to our suppliers Identify the most efficient equipment for the new processes Validate quality of new products, recipes or process through standard testing protocol

New Product Development-Supplier Capabilities Objective: Create an array of new products by tapping into the culinary talents and technical resources of several larger suppliers